UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
First We Feast Transaction
On December 11, 2024, BuzzFeed Media Enterprises, Inc., a Delaware corporation (the “Seller”) and a wholly-owned subsidiary of BuzzFeed, Inc. (“BuzzFeed” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with FEAST OPCO LLC (the “Purchaser”), providing for the sale by the Seller to the Purchaser of certain assets related to the Seller’s business operating under the “First We Feast” brand (the “First We Feast Transaction”). The First We Feast Transaction closed on December 11, 2024, immediately following entry into the Asset Purchase Agreement.
Pursuant to the terms of the Asset Purchase Agreement, the Purchaser purchased certain assets and assumed certain liabilities related to the business of First We Feast, and, at the Closing, paid a purchase price of $82.5 million, which gives effect to certain closing adjustments for net working capital and accrued employee compensation. Pursuant to the Asset Purchase Agreement, the Purchaser will make offers of employment to certain employees engaged in the business of First We Feast. The Asset Purchase Agreement contains representations, warranties, and covenants of both of the parties thereto that are customary for transactions of this type. The representations and warranties of each party will not survive at the Closing, but the parties have agreed to indemnify each other against certain liabilities that arise following the Closing.
A copy of the Asset Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the description of the Asset Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference thereto.
As noted above, the Asset Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Asset Purchase Agreement or other dates specified in the Asset Purchase Agreement. The assertions embodied in these representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Asset Purchase Agreement are also modified in important part by disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and are used for the purpose of allocating risk between the parties rather than establishing matters as facts. BuzzFeed does not believe that the disclosure schedules contain information that is material to an investment decision. As a result of the foregoing, investors should not rely on the representations, warranties and covenants contained in the Asset Purchase Agreement as statements of fact.
In connection with the First We Feast Transaction, the Company is required to utilize 95% of the net proceeds from the disposition, or approximately $75.6 million after deducting transaction-related expenses, to redeem the Company’s 8.50% Convertible Senior Notes due 2026 (the “Notes”) (plus accrued and unpaid interest of approximately $3.2 million). The Company issued a notice of redemption to holders of the Notes on December 11, 2024 and such redemption is expected to close on December 18, 2024.

Amount of Debt Outstanding and Consent Fee
As described below, on December 10, 2024, the Company entered into privately negotiated transactions with certain holders of the Notes, pursuant to which the Company agreed to repurchase approximately $12.0 million aggregate principal amount of Notes from such holders on December 11, 2024. After giving effect to such Private Repurchase of $12.0 million of the Notes (together with accrued and unpaid interest), the redemption of $75.6 million of Notes with the net proceeds of the First We Feast Transaction (together with accrued and unpaid interest) and the redemption / repurchase of $1.2 million of Notes with cash on hand (together with accrued and unpaid interest), approximately $30.0 million aggregate principal amount of Notes will remain outstanding.

In connection with the consent solicitation related to the Fourth Supplemental Indenture (as defined below), the Company paid a consent fee of approximately $0.9 million to consenting holders of Notes on December 11, 2024.

Fourth Supplemental Indenture
On December 10, 2024, the Company, entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), amending and supplementing the indenture (the “Original Indenture”), dated as of December 3, 2021, between 890 5th Avenue Partners, Inc. (the predecessor to the Company), as issuer, and the Trustee, as previously supplemented by (i) that First Supplemental Indenture (the “First Supplemental Indenture”), dated as of July 10, 2023, (ii) that certain Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of February 28, 2024, and (iii) that certain Third Supplemental Indenture, dated as of October 28, 2024 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes. Defined terms used herein and not defined shall have the meaning set forth in the Indenture.
The Fourth Supplemental Indenture gives effect to the consents set forth in the Company’s Consent Solicitation Statement, dated as of December 3, 2024 (the “Consent Solicitation Statement”), and amended certain terms and provisions of the Indenture. In connection with the consent solicitation, the holders of 100% of the Notes consented to the terms of the Fourth Supplemental Indenture.
The Fourth Supplemental Indenture provides that (1) an Optional Repurchase Notice (as defined in the Indenture) may not be delivered to the Company any earlier than 5 p.m. EST on December 11, 2024, (2) if the Company and its subsidiaries consummate a disposition of a business in a single transaction or related transactions by December 11, 2024 and issue a notice of redemption to the Trustee by 5 p.m. EST on December 11, 2024 so that, after giving effect to such redemption (which may include cash in addition to the Net Proceeds of such asset sale), there would be no more than $30.0 million aggregate principal amount of Notes remaining outstanding at such time following such redemption (a “Specified Disposition”), Optional Repurchase Notices may not be delivered to the Company until January 31, 2025, (3) if a Specified Disposition occurs, any Optional Repurchase Notices delivered by a consenting holder prior to the date of the Fourth Supplemental Indenture will be null and void; (4) if a Specified Disposition occurs, upon receipt of notice by the Trustee from the Company on or prior to January 31, 2025, and upon payment of a cash fee on January 31, 2025 to the Trustee for the benefit of all holders of Notes then outstanding equal to 3% per $1,000 principal amount of Notes then outstanding (up to $30.0 million aggregate principal amount of Notes), Optional Repurchase Notices may not be delivered to the Company until March 31, 2025 and (5) if a Specified Disposition occurs, upon receipt of notice by the Trustee from the Company on or prior to March 31, 2025, and upon payment of a cash fee on March 31, 2025 to the Trustee for the benefit of all holders of Notes then outstanding equal to 4% per $1,000 principal amount of Notes then outstanding (up to $30.0 million aggregate principal amount of Notes), Optional Repurchase Notices may not be delivered to the Company until May 31, 2025. The disposition of the First We Feast business, described above, and the use of proceeds thereof, constitutes a Specified Disposition. Accordingly, in accordance with the Fourth Supplemental Indenture, Optional Repurchase Notices may not be delivered until January 31, 2025, and upon payment of two fees, Optional Repurchase Notices may not be delivered until May 31, 2025.

The Fourth Supplemental Indenture also provides that the Company may optionally redeem Notes, in its discretion, at par plus accrued and unpaid interest to (but not including) the date of redemption, and that in connection with any Mandatory Redemption of Notes with 95% of the Net Proceeds of any Asset Sale, the Company may also utilize cash to redeem additional Notes in connection with such Mandatory Redemption beyond the Maximum Redemption Amount (capitalized terms as defined in the Indenture).

The foregoing description of the Fourth Supplemental Indenture is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.

Private Repurchase

On December 10, 2024, the Company entered into privately negotiated transactions with certain holders of the Notes, pursuant to which, the Company agreed to repurchase approximately $12.0 million aggregate principal amount of Notes from such holders on December 11, 2024 at a cash repurchase price equal to 100% of their principal amount together with approximately $0.5 million of accrued and unpaid interest to (but not including) the date of repurchase (the “Private Repurchase”). The Company intends to cancel the repurchased Notes.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the First We Feast Transaction, the Compensation Committee of the Company’s Board of Directors approved the grant of cash bonuses to certain key employees of the Company, including a $95,000 (actual dollars) cash bonus to the Company’s Chief Financial Officer, Matt Omer, and a $96,562 (actual dollars) cash bonus to the Company’s Chief Legal Officer, David Arroyo. The bonuses will be paid shortly following the Closing.
Item 7.01 Regulation FD Disclosure.
On December 12, 2024, the Company issued a press release reporting the consummation of the First We Feast Transaction. On December 12, 2024, the Company also posted supplemental investor materials on the Investors Relations section of its website, available at investors.buzzfeed.com (including its financial outlook for the fourth quarter of 2024). A copy of this press release is attached as Exhibit 99.1 to this Current Form on 8-K and is incorporated herein by reference. The Company announces material information to the public through filings with the Securities and Exchange Commission, the investor relations page on the Company’s website, press releases, public conference calls and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media and others to follow the channels listed above and to review the information disclosed through such channels.

Any updates to the list of disclosure channels through which the Company announces information will be posted on the investor relations page on the Company’s website.

Forward Looking Statements

Certain statements in this Current Report may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding the benefits of the First We Feast Transaction, our expected future performance (including future revenue, pro forma enterprise value, cash balance and our guidance for the quarter and year ended December 31, 2024), market opportunities for BuzzFeed, HuffPost, and Tasty, and the overall digital publishing market and statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts. The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, (some of which are beyond our control) uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; current global supply chain disruptions; potential government shutdowns or a failure to raise the U.S. federal debt ceiling or to fund the federal government; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the United States and China; the inflationary environment; high unemployment; high interest rates, currency fluctuations; and the competitive labor market; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our unsecured convertible notes, repurchase the notes upon a fundamental change such as the delisting of our Class A common stock or repay the notes in cash at their maturity, including upon the holders of the notes requiring repayment of their notes, any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) significant volatility in the trading of our Class A common stock as a result of the potential inability to repay the notes upon request by the holders of the notes; (7) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (8) the benefits of our cost savings measures; (9) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (10) technological developments including artificial intelligence; (11) the impact of activist shareholder activity, including on our strategic direction; (12) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (13) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (14) the security of our information technology systems or data; (15) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (16) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (17) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated financial information of BuzzFeed for the years ended December 31, 2022 and 2023, and for the nine months ended September 30, 2024, are attached hereto as Exhibit 99.2.
(d) Exhibits.

Exhibit Number	Description
2.1†	Asset Purchase Agreement, dated December 11, 2024, by and between BuzzFeed Media Enterprises, Inc. and FEAST OPCO LLC.
4.1	Fourth Supplemental Indenture, dated December 10, 2024, between BuzzFeed, Inc. and Wilmington Savings Fund Society, FSB, as trustee.
99.1	Press Release Dated December 12, 2024.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of BuzzFeed Inc. for the years ended December 31, 2022 and 2023, and for the nine months ended September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	12/12/2024
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer